UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	April 16, 2008

Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)
(414) 342-4680
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.05.	Costs Associated with Exit or Disposal Activities.

        Harley-Davidson, Inc. (the “Company”) at this time does not believe it has the obligation to report pursuant to Item 2.05 of Current Report on Form 8-K the workforce reduction plan described in Item 8.01. If it is determined at a later time, however, that the Company has the obligation to report such matters pursuant to Item 2.05 of Current Report on Form 8-K, then the text of Item 8.01 describing the workforce reduction plan is incorporated by reference herein.

Item 8.01.	Other Events.

        In response to U.S. retail trends and uncertainty regarding the future of the economy, the Company now plans to ship fewer motorcycles to its worldwide dealer network in 2008 than it shipped in 2007. The Company intends to achieve the shipment reduction through temporary plant shutdowns and adjusted daily production rates. Those changes will in turn result in a reduction of its workforce by approximately 370 unionized production employees. The Company also plans to reduce its non-production workforce by approximately 360 employees. The planned workforce reductions represent approximately 6.5% of the Company’s North American unionized production employees and approximately 10% of the Company’s North American non-production employees. The Company expects to complete the workforce reductions in 2008. The Company committed to the workforce reduction plan on April 16, 2008 and disclosed it in its April 17, 2008 press release and conference call relating to its results of operations for the quarter ended March 30, 2008.

        The Company anticipates that it will record charges of approximately $20 million to $25 million in connection with the workforce reductions, all of which involve severance benefits (one-time termination benefits). The Company believes substantially of all of such charges will result in cash expenditures, although the timing of the expenditures will vary. The Company anticipates that it will record all of the charges in 2008.

        This Current Report on Form 8-K includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company “believes,” “anticipates,” “expects,” “plans,” or “estimates” or words of similar meaning. Similarly, statements that describe future plans, objectives, outlooks, targets, guidance or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this report. These risks and uncertainties include, among other things, uncertainties regarding the timing of implementing the workforce reductions and the amount of the related charges, as well as the factors disclosed in the Company’s April 17, 2008 press release relating to its results of operations for the quarter ended March 30, 2008 and the factors detailed in the Company’s Securities and Exchange Commission filings. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this report are only made as of the date of this report, and the Company disclaims any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.
Date: April 22, 2008	By: /s/ Tonit M. Calaway
Tonit M. Calaway
Assistant Secretary